Exhibit 10.4

1/17/2012

Tenant:                             OMTHERA PHARMACEUTICALS, INC.

Premises:                     7,841 rentable square feet on second floor

AMENDED AND RESTATED LEASE

THIS LEASE (“Lease”) is entered into as of the 17th day of January, 2012, between McCARTHY ASSOCIATES LIMITED, a New Jersey limited partnership (“Landlord”) and OMTHERA PHARMACEUTICALS, INC., a corporation of the State of Delaware (“Tenant”).

In consideration of the mutual covenants stated below, and amending a lease dated November 29, 2011,and intending to be legally bound, the parties covenant and agree as follows:

PREMISES. Landlord leases to Tenant and Tenant leases from Landlord premises which the parties stipulate and agree is 7,841 rentable square feet as shown on the space plan attached hereto as Exhibit “A” (“Premises”) located at Princeton Gateway, 707 State Road, Princeton, New Jersey 08540 (“Building”). Prior to delivery of the Premises, Landlord shall thoroughly clean the Premises, including cleaning the carpets and full dusting. Landlord shall provide a sufficient number of access key cards for Tenant’s employees for access to the Building and the Premises prior to the Commencement Date.

1.1 PERSONAL PROPERTY AND FIXTURES. During the term of this Lease Tenant shall have the use of the personal property and fixtures that the current tenant of the Premises, Bristol-Myers Squibb Company (“BMS”), elects to leave in the Premises. In addition Tenant shall have use of certain personal property from the BMS leased portion of first floor of the Building. Within one (1) business day of BMS vacating the Premises and removing certain personal property from the Premises, Landlord and Tenant shall prepare a list of the personal property and fixtures that Tenant shall have use of during the term of the Lease. This list shall be attached to this Lease as Exhibit “B.” Tenant accepts such personal property in “as is” and “where is” condition. Landlord makes no representations or warranties regarding the condition or suitability of such personal property and fixtures, provided that Landlord represents it has good and marketable title to the personal property free of liens or other encumbrances. Tenant shall pay Landlord a one-time payment in the amount of $10,000.00 for the use of such personal property and fixtures during the term of this Lease and during the term, if any, of any lease amendments. No further payments shall be made by Tenant for the use of such personal property and fixtures for as long as Tenant is leasing space in the Building. Tenant shall maintain the personal property and fixtures in good order and repair. At the termination of this Lease (or any amendment to this Lease) Tenant shall return this personal property and fixtures to Landlord in the same condition as it was at the beginning of the term of this Lease, normal wear and tear excepted.

1.2 BMS CONTINGENCY. The Premises are currently being leased to BMS. This Lease is contingent upon and subject to the execution and delivery by BMS to Landlord of a Termination of Lease and Surrender of Space Agreement.

2.                                      TERM. The Term of this Lease shall commence (“Commencement Date”) on the date which is the earlier of (a) Tenant’s occupancy thereof; or (b) one (1) business day after Landlord delivers the Premises to Tenant free of other tenants and occupants (including, without limitation, BMS) and in the condition required under Section 1 above. The target date for the Commencement Date is December 1, 2011. Both Landlord and Tenant shall use its best efforts to meet this targeted Commencement Date. If the Commencement Date does not occur prior to January 1, 2012, (other than due to the act or negligence of Tenant), Tenant may, at Tenant’s option, terminate this Lease.

The Term shall be for a period of thirty-six (36) months (“Term”) ending on the last day of the calendar month. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (“COLT”) in the form attached hereto as Exhibit “C.” If Tenant fails to execute or objects to the COLT within ten (10) business days of its delivery, Landlord’s determination of such date shall be deemed accepted by Tenant.

3.                              BASE RENT; SECURITY DEPOSIT.

3.1 Commencing on the Commencement Date and on the first day of each month thereafter during the Term, Tenant shall pay to Landlord, without notice or demand and without set-off, deduction or counterclaim, the monthly installment of annual Base Rent as set forth below by (i) check sent to Landlord; or (ii) wire transfer of immediately available funds to the account at: Bank of America, Account No. 000 4050 0020, ABA # 026009593 such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. Base Rent, Additional Rent and all other sums due from Tenant under this Lease shall collectively be defined as “Rent.”

		MONTHLY	ANNUAL
LEASE YEAR	PER R.S.F.	INSTALLMENTS	BASE RENT

1	$17.00	$11,108.08	$133,297.00
2	$17.00	$11,108.08	$133,297.00
3	$17.00	$11,108.08	$133,297.00

plus any charges set forth in Articles 4 and 5 below

3.2 Tenant shall pay (a)the first full month’s installment of Base Rent in the amount of $11,108.08 and Additional Rent in the amount of $1,143.48(or such initial partial month); (b) the Security Deposit (as defined below); and (c) as required by Section 1.1 above, $10,000.00 for the lease of the furniture and fixtures by three separate checks upon the Tenant’s execution and delivery of this Lease to Landlord. If any amount due from Tenant is not received by Landlord when due more than once in any twelve month period during the Term, Tenant shall also pay as Additional Rent (as defined in Article 4 hereof) a late fee of five percent (5%) of the total payment then past due (“Late Fee”). The Late Fee shall accrue on the initial date of a payment’s due date irrespective of any grace period granted hereunder. The waiver of the Late Fee for the first time during any twelve month period during the term shall be referred to as the “Late Fee Waiver”. Notwithstanding the Late Fee Waiver, Tenant shall pay as Additional Rent the Late Fee is any amount due from Tenant is not received by Landlord within ten (10) calendar days of the due date. For example, if once during any twelve month period during the Term, Landlord receives rent from Tenant on the third day of the month, no Late Fee will be assessed. But if Landlord receives such rent from Tenant on the fifteenth day of the month, Tenant will pay such Late Fee. In addition to the Late Fee, any payment not received by Landlord when due shall bear interest at a rate of 1% per month. There shall be no waiver of the interest due.

3.3 Tenant shall be required to pay a Security Deposit of $22,040.50 under this Lease (“Security Deposit”) as security for the prompt and complete performance by Tenant of every provision of this Lease. No interest shall be paid to Tenant on the Security Deposit. If Tenant fails to perform any of its obligations hereunder, beyond applicable notice and cure periods Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any Rent or other sums of money which Tenant may not have paid when due; (ii) any sum expended by Landlord in accordance with the provisions of this Lease; and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant’s default. The use of the Security Deposit by Landlord shall not prevent Landlord from exercising any other remedy provided by this Lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant shall fully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days of Tenant’s surrender of the Premises to Landlord in accordance with paragraph 19 of this Lease. Upon the return of the Security Deposit to the original Tenant hereunder, or the remaining balance thereof, Landlord shall be completely relieved of liability with respect to the Security Deposit. In the event of a transfer of the Building, Landlord shall have the right to transfer the Security Deposit; and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. Upon the assumption of such Security Deposit by the transferee, Tenant agrees to look solely to the new landlord for the return of said Security Deposit.

4.                                      ADDITIONAL RENT. Commencing on the Commencement Date, and in each calendar year thereafter during the Term, Tenant shall pay in advance on a monthly basis to Landlord Tenant’s Share of the “Recognized Expenses”, without deduction, counterclaim or set-off, to the extent (a) Operating Expenses exceed the Operating Expenses in calendar year 2012 (“Base Year”); and (b) Taxes to the extent Taxes exceed the Calendar Year 2012 Taxes (“Tax Stop”); and (c) snow and ice removal expenses to the extent the same exceed $0.21 per square foot which is the average snow and ice removal expense the Building 2008-2010 (“Snow Stop”). Tenant’s Share is 20.6%, which is (7,841)/(37,966). Recognized Expenses are (i) Operating Expenses which include: all reasonable operating costs and expenses related to the maintenance, operation and repair of the Building incurred by Landlord, including but not limited to management fee, not to exceed five percent (5%) of Rent; common area electric and Building electric for the HVAC units; and capital expenditures and capital repairs and replacements shall be included as operating expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles; and all insurance premiums payable by Landlord for insurance with respect to the Building and (ii) Taxes payable on the Building and (iii) costs relating to the removal of snow and ice.

Recognized Expenses shall in no event include: (i) depreciation or debt service, (ii) any fees paid to affiliates of Landlord in excess of market rates, (iii) any expenses for which Landlord has been reimbursed directly by a Tenant of the Building, (iv) brokerage expenses and expenses incurred to prepare space for a prospective tenant of the Building, (v) any expenses incurred by Landlord to prepare leasable space for occupancy by any person, (vi) capital expenses, except as expressly included above, (vii) payments of principal, interest and other charges on mortgages; (viii) costs for categories of services provided to other tenants but not to Tenant; (ix) salaries of executives or principals of Landlord; (x) interest or penalties for any failed payments by Landlord under any contract or agreement; (xi) costs incurred in connection with any judgment, settlement or arbitration award resulting from any negligence or willful misconduct of Landlord or its agents; (xii) costs of repairs, restoration or replacements occasioned by fire or other casualty in excess of reasonable insurance deductible amounts, or caused by the exercise of the right of eminent domain; (xiii) the cost to make improvements, alterations and additions to the common areas which are required in order to render the same in compliance with laws, rules, orders, regulations and/or directives as in effect and generally enforced as of the date of this Lease; (xiv) depreciation; (xi) investigation, remediation, abatement or cleanup of Hazardous Materials.

Each of the Recognized Expenses shall for all purposes be treated and considered as Additional Rent. Tenant shall pay, in monthly installments in advance, on account of Tenant’s Share of Recognized Expenses, the estimated amount of the increase of such Recognized Expenses for such year in excess of the Base Year, Tax Stop or Snow Stop, as the case may be, as determined by Landlord in its reasonable discretion. Prior to the end of the calendar year in which the Lease commences and thereafter for such successive calendar year (each, a “Lease Year”) or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses in excess of the Base Year, Tax Stop or Snow Stop and shall indicate what Tenant’s Share of Recognized Expenses shall be. As soon as administratively available, Landlord shall send to Tenant a statement of actual Recognized Expenses for the prior Lease Year showing the Tenant’s Share due from Tenant. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the overcharge, which credit Tenant may apply to future payments on account of Recognized Expenses until Tenant has been fully credited with the overcharge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit and such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year (including the Base Year) less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Property shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five percent (95%) occupied throughout such year, as reasonably determined by Landlord (i.e. taking into account that certain expenses depend on occupancy, e.g. janitorial, and certain expenses do not , e.g. landscaping). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Recognized Expenses in question shall be shared only by tenants actually receiving the benefits thereof.

Tenant or its representative shall have the right to examine Landlord’s books and records with respect to the items in the foregoing Landlord’s Statement during normal business at any time within sixty (60) days following the delivery by Landlord to Tenant of such Landlord’s Statement. Unless Tenant shall take written exception to any item contained therein within sixty (60) days after the delivery of same, such Landlord’s Statement shall be considered as final and accepted by Tenant. If Tenant disputes such Landlord’s Statement, Tenant shall pay the monies set forth thereon as a condition precedent to contesting said obligation.

As Additional Rent Tenant shall pay $198.55/month during the term of this Lease for reasonable access to and use of a reasonable portion of the server room as shown on Exhibit “F” attached hereto (“Server Room”). Tenant may use this Server Room for its computer and communications equipment (“Equipment”). Landlord reserves the right to relocate Tenant’s Equipment to space within the Premises at any time during the term of the Lease in the event a prospective tenant of the space containing the Server Room will not or cannot allow access to this Server Room. Landlord shall, at its sole cost and expense, pay for or reimburse Tenant for, all reasonable costs and expenses incurred in moving the Equipment to the Premises. Landlord shall reimburse Tenant within ten (10) business days of Landlord’s receipt of evidence reasonable satisfactory to it setting forth in reasonable detail the costs and expenses incurred by Tenant and a description of the services performed. After such relocation, the payment of the Additional Rent in the amound of $198.55/month shall terminate.

5.                                      ELECTRICITY CHARGES. Landlord shall not be liable for any interruption of any utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord. Tenant shall pay to Landlord, as Additional Rent, all charges incurred by Landlord for electricity consumed with the Premises.

Landlord, during the hours of 8:00 a.m. and 6:00 p.m. on weekdays and 8:00 a.m. and 1:00 p.m. on Saturdays (“Working Hours”), excluding legal holidays, shall furnish the Premises with heat and air-conditioning in the respective seasons, and provide the Premises with electricity for lighting and usual office equipment. At any hours other than the aforementioned, such services will be provided at Tenant’s expense at $65.00 per hour.

An independent electrical engineering consultant selected by Landlord shall from time to time make a survey of the electric power demanded of the electric lighting fixtures and the electric equipment of Tenant used in the Premises to determine the average monthly electric consumption thereof. Until such survey is made, Tenant shall pay to Landlord as Additional Rent an established amount equal to $1,143.48 per month on the first day of each calendar month commencing on the Commencement Date. The estimate is based on $1.75 per square foot of the rentable area of the Premises. Absent manifest error, the findings of said consultant as to the average monthly electric consumption of Tenant shall be conclusive and binding on the parties, and Landlord may use such findings to adjust the electricity charges back to the Commencement Date. Tenant shall be responsible for replacing all light bulbs and all ballasts used by Tenant in the Premises.

Notwithstanding the foregoing, if (i) an interruption, curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur as a result of Landlord’s failure to perform its obligations under this Lease, excluding (A) a casualty, which shall be covered under Section 14 below, (B) any interruption, curtailment, suspension or stoppage occurring outside of the Property and beyond Landlord’s reasonable control (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), (ii) such Service Interruption continues for more than five (5) consecutive business days, and (iii) as a result of such Service Interruption, Tenant cannot conduct its business operations in the Premises, then all Base Rent and Additional Rent due hereunder with respect to the materially adversely affected portion of the Premises shall be abated for the period beginning on the expiration of such five (5) business day period and shall continue until the applicable Essential Service is restored such that Tenant can operate its business in the Premises. For purposes hereof, “Essential Services” shall mean the provision of (A) water and sanitary sewer, (B) HVAC service, (C) electricity required under this Lease, and (D) access to the Premises. In no event shall Tenant be permitted to make a claim against Landlord for indirect or consequential damages, including, without limitation, loss of earnings, as a result of a

Service Interruption. If the Service Interruption is beyond the control of Landlord (whatever the cause of the Service Interruption), there shall not be any abatement of rent. Landlord shall maintain loss of income (loss of rent) insurance coverage for certain covered and insured perils. Tenant shall also maintain business interruption insurance for certain perils not covered by Landlord’s insurance.

6.                                      SIGNS; USE OF PREMISES AND COMMON AREAS. Landlord shall provide the original Tenant hereinabove named with standard identification signage on all Building directories and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the exterior of the Premises or Building. Tenant’s use of the Premises shall be limited to general office use and storage incidental thereto (“Permitted Use”). The Permitted Use shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building. Tenant shall not install in or for the Premises any equipment which requires more electric current than is standard. Tenant shall have the right, non-exclusive and in common with others, to use (i) the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building; (ii) the internal common area, including elevators; and (iii) the designated parking areas of the Premises for the parking of automobiles of Tenant and its employees and business visitors; provided Landlord shall have the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change and modify all or any part of the common areas of the Premises including, without limitation, reasonably restrict or limit Tenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on a proportionate basis or assign parking spaces among Tenant and other tenants in the Building; provided that in no event shall Tenant be allocated less than four (4) spaces per each 1,000 square feet of the Premises.

7.                                      ENVIRONMENTAL MATTERS.

(A) Hazardous Substances. Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises or Building any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“CERCLA”); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; (y) the Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“ISRA”); and/or (z) any other rule, regulation, ordinance, statue or requirement of any governmental or administrative agency regarding the environment (collectively, (x) (y) and (z) shall be referred to as an “Applicable Environmental Law”).

(B) NAICS Numbers.

(a) Tenant represents and warrants that Tenant’s NAICS number as designated by the Executive Office of the President, Office of Management and Budget, and as set forth herein as 424210, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 6.

(b) Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of “hazardous substances” or “hazardous waste” as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any “discharge” (as such term is defined under Applicable Environmental Laws) on or about the Premises.

(i) If Tenant’s operations at the Premises now or hereafter constitute an “Industrial Establishment” subject to the requirements of ISRA, then prior to: (1) closing operations or transferring ownership or operations of Tenant at the Premises (as defined under ISRA); (2) the expiration or sooner termination of this Lease; or (3) any assignment of this Lease or any subletting of any portion of the Premises, Tenant shall, at its expense, comply with all requirements of ISRA pertaining thereto. Without limitation of the foregoing, Tenant’s obligations shall include (i) the proper filing of an initial notice under N.J.S.A. 13:1K-9(a) to the NJDEP and (ii) the performance of all remediation and other requirements of ISRA, including without limitation all requirements of N.J.S.A. 13:1K-9(b) through and including (1).

(ii) In addition, if Tenant’s operations at the Premise now or hereafter constitute an “Industrial Establishment” subject to the requirements of ISRA, upon written request of Landlord, Tenants shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Building. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, response to questions, applications or other filing required by Landlord and related to Tenant’s activities at the Premises; (2) allow inspections and testing of the Premises during normal business hours; and (3) as respects the Premises, perform any requirement reasonably requested by Landlord necessary for the receipt of approvals under Applicable Environmental Law, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for cleanup and remediation costs arising form Tenant’s violation of this Article 7.

(C)

(D) In the event that Tenant is not obligated to comply with Article 7(b)(ii) for any reason, including without limitation the inapplicability of ISRA to Tenant, then prior to the expiration or sooner termination of this Lease or any subletting of any portion of the Premises, Tenant shall, at Tenant’s expenses, and at Landlord’s option: obtain from the NJDEP a “non-applicability letter” confirming that the proposed termination, assignment or subletting shall not be subject to the requirements of ISRA. Any representation or certification made by Tenant in connection with the non-applicability letter request shall constitute a representation and warranty by Tenant in favor of Landlord and any misrepresentation or breach of warranty contained in Tenant’s request shall constitute a default under this Lease; provided, however, if a non-applicability letter is not issued due to factors relating solely to the Building or parties other than Tenant, then Tenant shall be deemed to have complied with this provision.

If reasonably indicated by a reputable environmental consultant engaged by Landlord, at Landlord’s expense, Tenant shall remove “hazardous waste” or “hazardous substances” attributable to Tenant’s occupancy at the Premises in a manner which complies with NJDEP requirements under ISRA, at Tenant’s expense, as if ISRA applied to Tenant and/or the Premises.

(E) Additional Terms. In the event of Tenant’s failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant’s failure to cure within thirty (30) days of its receipt of such notice, at Landlord’s option, perform any and all Tenant’s obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate. The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees. This Article 7 shall survive the expiration or sooner termination of this Lease.

8.                                      TENANT’S ALTERATIONS. Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Lease to the contrary, all furniture, moveable trade fixtures and equipment (including telephone, security and communication equipment; and provided the writing and cabling for such systems are also required to be removed by any applicable governing authority, then such system wiring and cabling for the telephone, security and communications equipment must also be removed) installed by or for Tenant, its assignees or sublessees shall be removed by Tenant at the termination of this Lease.

9.                                      ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void. If at any time during the Term, Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee) and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, exercisable by notice given to Tenant within twenty (20) days next following Landlord’s receipt of Tenant’s notice, elect to recapture the Premises if Tenant is proposing to sublet the entire Premises for the remainder of the current Term or terminate this Lease in the event of an assignment. Regardless of Landlord’s consent, no subletting or assignment shall relieve Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder for the remainder of the then current Lease Term. Landlord shall be entitled to a $250.00 fee for consenting to any sublet or assignment.

The parties agree that it shall not be unreasonable for Landlord to withhold its consent to any assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth which is not comparable to Tenant’s; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee or sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleaseable as a separate area; (v) Tenant is proposing a sublease at a rental or subrental rate which is less than the then fair market rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant of the Building or another property owned by Landlord or by its partners, or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating; (vi) the proposed assignee or sublessee will cause Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party’s business shall reasonable require more than four (4) parking spaces per 1,000 rentable square feet of floor space; or (vii) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Use” specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord’s reasonable judgment, otherwise be incompatible with other tenancies in the Building.

Notwithstanding the foregoing, Landlord’s consent shall not be required and the provisions of this Section 9 shall not apply with respect to either (i) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, or (ii) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant. No transfer or assignment of any underlying ownership interest in Tenant shall be deemed an assignment or subletting requiring Landlord’s consent

10.                               LANDLORD’S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (or any time without notice in the case of an emergency). Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises.

11.                               REPAIRS AND MAINTENANCE. Tenant, at its sole cost and expense, shall keep and maintain the Premises in good order and condition, free of rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant’s desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premise within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord’s standard rate (such rate to be competitive with the market rate for such services). When used in this Article 11, the term “repairs” shall include replacements and renewals when necessary. All repairs made by Tenant or Landlord shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Landlord shall maintain and repair the roof, structural elements, building systems and the common areas and exterior of the Building in good operating order and repair. Landlord shall provide the janitorial services for the Premises set forth on Exhibit “D.” Tenant will be responsible for all costs associated with the repair, maintenance and operation of any supplemental HVAC equipment installed within Tenant’s Premises.

12.                               INSURANCE; SUBROGATION RIGHTS. Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured. Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of “special form” property insurance covering the full replacement value of such property. All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Tenant as insured and Landlord as additional insureds, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverage required has been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the Term replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of New Jersey with a financial rating of at least an A plus as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to maintain such insurance, Landlord may, but is not required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy in excess of twenty-five thousand dollars ($25,000.00) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent. Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder. Each party agrees that it shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party.

13.                       INDEMNIFICATION.

(a) Tenant shall defend, indemnify and hold harmless Landlord and its employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or the Building contrary to the requirements of this Lease, and any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant’s obligations shall include any case in which Landlord shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, in which case Tenant shall defend, indemnify and hold harmless Landlord and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation, after notice to Tenant and Tenant’s refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord.

(b) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such acclaim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Landlord in or about the Building contrary to the requirements of this Lease, any breach or default in the performance of any obligations of Landlord’s part to be performed under the terms of this Lease, and any negligence or willful act of Landlord or any of Landlord’s agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Landlord’s obligations shall include any case in which Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Tenant in connection with such litigation, after notice to Landlord and

Landlord’s refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord’s expense by counsel satisfactory to Tenant.

14.                               FIRE DAMAGE. If (i) the casualty damage is of a nature or extent that, in Landlord’s reasonable judgment, the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime); or (ii) more than thirty percent (30%) of the total area of the Building is extensively damaged; or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right; or (iv) insurance proceeds are unavailable or insufficient, either party shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within thirty (30) days of the date of casualty. Such notice is to specify a termination date no less then fifteen (15) days after its transmission. In the event of damage or destruction to the Premises or any part thereof as set forth in subsections (i), (ii) or (iii) above neither party has terminated this Lease, Tenant’s obligation to pay Base Rent and Additional Rent shall be equitably adjusted or abated for such time as the Premises is not capable of being used by Tenant for its Permitted Use.

15.                               SUBORDINATION; RIGHTS OF MORTGAGEE. This Lease shall be subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises or Building and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver within ten (10) days of demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any mortgagee. If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant shall give to the holder of any mortgagee (“Mortgagee”) now or hereafter placed upon the Premises or Building notice by overnight mail of any such default which Tenant shall have served upon Landlord. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee. If Landlord shall fail to cure such default, the Mortgagee shall have forty-five (45) additional days within which to cure such default. Landlord shall use it best efforts to obtain a non-disturbance agreement from any Mortgagee.

16.                               CONDEMNATION. If in Landlord’s reasonable judgment a taking renders the Building unsuitable at Landlord’s option, this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder. If this Lease is not terminated after any such taking or condemnation, the Base Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term. Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord.

17.                               ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party’s written request, to execute and deliver to the other party a written instrument in recordable form certifying all information reasonably requested.

18.                               DEFAULT. If Tenant fails to pay any installment of Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a five (5) business day grace period from its receipt of such Landlord’s notice within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 3 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period. If Tenant fails to bond over a construction or mechanics lien within twenty (20) days of demand; Tenant fails to observe or perform any of Tenant’s other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default; then, in any such event, an “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, including the right to terminate the Lease, the rights and remedies set forth herein, which may be exercised upon or at any time following the occurrence of an Event of Default.

1. Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Rent and all expense due hereunder and otherwise payable in installments over the remainder of the Term less (A) the amount of all rents received by Landlord through the date of judgment from a third party resulting from a re-letting of the Premises, and less (B) the present value of the future rents that Landlord reasonably expects it will receive through the end of the Term of this Lease from any third party resulting from a re-letting of the Premises; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using the Prime Interest Rate in affect on the date of the Event of Default. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease. 2. Landlord’s Damages. The damages which Landlord shall be entitled to recover from Tenant shall be the sum of: (i) all Base Rent and Additional Rent accrued and unpaid as of the termination date; and (ii)(a) all reasonable costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees and removal and storage of Tenant’s property, (ii) (b) the reasonable costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (ii)(c) the costs of reletting commissions; and (iii) all Base Rent and Additional Rent otherwise payable by Tenant over the remainder of the Term as reduced to present value and all consequential damages relating to Tenant’s breach of this Lease. Less deducting from the total determined under subsections (i), (ii) and (iii) above, all Rent which Landlord receives from other tenant(s) by reason of the leasing of the Premises during any period falling within the otherwise remainder of the Term. 3 Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall fail to perform any of its obligations hereunder, Landlord may, in addition to any other rights it may have in law or in equity cure such default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorney’s fees and other legal expenses, together with interest at a rate of twelve percent (12%) (“Default Rate”) from the dates of Landlord’s incurring of costs and expenses. 4. Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest at the Default Rate. 5. No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or manner thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.

19.                               SURRENDER. Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant fails to deliver possession of the Premises as herein provided, Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During the first thirty (30) days of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month with a Rent of two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney’s fees, incurred by Landlord as a result of such holder.

20.                               RULES AND REGULATIONS. At all times during the Term, Tenant, its employees, agents, invitees and licensees shall comply with all rules and regulations specified on Exhibit “E” attached hereto and made a part hereof, together with all reasonable rules and regulations as Landlord may from time to time promulgate provided they do not materially increase the financial burdens of Tenant or take away any rights specifically provided to Tenant in this Lease. In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control.

21.          GOVERNMENTAL REGULATIONS. Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments. Landlord shall be responsible for the compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. chapter 126 section 12181 et seq and its regulations (collectively “ADA”) (i) as to the design and construction of exterior and interior common areas (e.g. sidewalks and parking areas); and (ii) with respect to the initial design and construction by Landlord. Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA; (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease; and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work, if any. Tenant shall pay to the Princeton Township Bureau of Fire Safety all inspection fees for the Premises and shall correct, at Tenant’s cost and expense, any violations of the Uniform Fire Code, N.J.A.C. 5:70-1 et seq. due to Tenant’s act or negligence.

22.          NOTICES. Wherever a notice is required, notice shall be deemed to have been duly given if in writing and either: (i) personally served; (ii) delivered by prepaid nationally recognized overnight courier service; (iii) delivered by USPS registered or certified mail/return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class USPS mail; or (v) email with evidence of receipt and delivery of a copy of the notice by USPS first class mail; in all such cases addressed to the parties at the following addresses:

Tenant:	Christian S. Schade
Executive Vice President and Chief Financial Officer
Omthera Pharmaceuticals, Inc.
90 Washington Valley Road
Bedminster, NJ 07921
cschade@Omthera.com

Landlord:	John F. McCarthy, III, Esq.
McCarthy Associates Limited
353 Nassau Street
Princeton, New Jersey 08540
jack@mcccarthyllc.com
Phone: 609-924-2884
Fax: 609-924-2885

Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused.

23.          BROKERS. Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder. Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.

24.          LANDLORD’S LIABILITY. Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord thereafter arising hereunder. Landlord shall have no personal liability under any of the term, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the building for satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

25.          MISCELLANEOUS PROVISIONS. (a) Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 9 hereof; (b) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the State of New Jersey, without regard to principles relating to conflicts of law; (c) Entire Agreement. This Lease, including the Exhibits and any Riders hereto, supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever; (d) Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT; (e) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Base Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Base Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity; (f) Guaranty. Intentionally Omitted; (g) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise; (h) Financial Statements. Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee or purchaser reasonably requested financial statements, subject to Tenant’s confidentiality requirements; (i) Authority. Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the State of New Jersey; and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant; (j) Attorneys’ Fees. In connection with any litigation arising out of this Lease, the prevailing party, Landlord or Tenant, shall be entitled to recover all reasonable costs incurred, including reasonable attorneys’ fees.

26.          CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Mercer County and to the federal courts located in the District of New Jersey.

27.          OFAC/PATRIOT ACT COMPLIANCE. Tenant represents, warrants and covenants that Tenant is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56) (October 26, 2001); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United

States Department of State; (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C.          1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C.           2349 as-9; The Cuban Democracy Act, 22 U.S.C.          6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C.          2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C.          5311 et. seq.). Tenant further represents, warrants and covenants that Tenant shall conduct its business operations in compliance with the foregoing laws, rules, orders and regulations. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. The breach of either of the above representations, warranties and covenants by Tenant shall be an Event of Default under this Lease.

28.          RENEWAL. Provided Tenant is not in default beyond applicable notice and cure period at the time of exercise and Tenant is fully occupying the Premises and the Lease is in full force and effect, Tenant shall have the right to renew this Least for two (2) terms of three (3) years beyond the end of the initial Term (“Renewal Term”). Tenant shall furnish written notice of intent to renew nine (9) months prior to the expiration of the applicable Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of this Lease during each Renewal Term shall remain unchanged except that the annual Base Rent for each Renewal Term shall be ninety-five percent (95%) of Fair Market Rent (as such term is hereinafter defined). All factors regarding Additional Rent shall remain unchanged, and no allowance shall be included in the absence of further agreement by the parties. Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the term hereof other than or beyond the two (2) consecutive three (3) year terms hereinabove described.

For purposes of this Lease, “Fair Market Rent” shall mean the base rent, for comparable space. In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement made or to be made by Landlord to the space the Recognized Expenses and Taxes under this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the Premises is located; (2) Landlord and Tenant shall each notify the other (but not the appraiser) of its determination of such Fair Market Rent and the reasons thereof; (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other’s determination and shall deliver it to the other party; (4) on the tenth (10th ) day following delivery of the critiques to each other, Landlord’s and Tenant’s determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord’s or Tenant’s determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord’s or Tenant’s. The fees of the appraiser shall be paid by the non-prevailing party.

29.          RIGHT OF EXPANSION. Subject to (a) Tenant not being in default at the time of exercise beyond applicable notice and cure period; (b) Tenant occupying the entire Premises originally demised hereunder and having at least nine (9) months remaining in its lease term; Tenant shall have the right to lease the balance of the contiguous second floor of the Building (“Contiguous Space”) on the same terms and conditions as the Premises under this Lease, which Contiguous Space is currently available for lease as of the date of this Lease. Tenant shall notify Landlord of it intent to lease such Contiguous Space, and Tenant shall have fifteen (15) days after receipt from Landlord of an initial draft, to execute an amendment to this Lease leasing such Contiguous Space. In addition, if Landlord receives a bona fides offer to lease such Contiguous Space to a third party, Landlord shall first notify Tenant of its notice of intent to rent this Contiguous Space in the Building to such third party. Within fifteen (15) days of Tenant’s receipt of such notice, Tenant shall have the option to notify Landlord of its intent to lease such Contiguous Space, and Tenant shall have fifteen (15) days after receipt from Landlord of an initial draft, to execute an amendment to this Lease leasing such Contiguous Space. Such amendment to this Lease would add such Contiguous Space to the description of the “Premises” upon all of the terms of this Lease. The term would be coterminous with the term of this Lease. Such Contiguous Space shall be delivered in “AS IS” condition, and Rent for such Contiguous Space shall commence on that date which is the earlier of: (x) Tenant’s occupancy thereof, and (y) three (3) business days after Landlord delivers such additional space to Tenant free of other tenants and occupants. If Tenant shall not accept Landlord’s terms within such fifteen (15) day period, then Tenant’s rights to lease such Contiguous Space shall lapse and terminate, and Landlord may, at its discretion, lease such Contiguous Space on such terms and conditions as Landlord shall determine. Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

Attest	McCARTHY ASSOCIATES LIMITED
Landlord
By: Princeton Gateway Corporation, Inc.
Its General Partner

/s/ Linda A. Luther	/s/ John F. McCarthy, III
Assistant Secretary	By: John F. McCarthy, III, its President

Attest:	OMTHERA PHARMACEUTICALS, INC.
Tenant

/s/ Christian S. Schade
By: Christian S. Schade

EXHIBIT “A”

SPACE PLAN

Exhibit “A”

Possible alternative
Requires door to
kitchen
13
12

Omthera Space: 707 State Road
Princeton NJ
Proposed demising plan

Exhibit A (cont)

3089 gsf
192 gsf
422 gsf
2627 gsf
4600 gsf
MEN'S ROOM
LADIES ROOM
STAIR
ATRIUM

OMTHERA PHARMACEUTICALS

McCarthy Associates Limited
353 Nassau Street
Princeton, NewJersey 08540
609 924 2884 f. 609 924 2885

Exhibit B

OFFICE
OFFICE
OFFICE (STORAGE)
OFFICE
OFFICE
OFFICE
VISITOR
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
IDF CLOSET
WORK ROOM
OFFICE
OFFICE
OFFICE
FILES
CONFERENCE ROOM
OFFICE
OFFICE
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OPEN AREA
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SPRINKLER ROOM
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Medarex

Princeton Evacuation Routes - First Floor

Exhibit B (cont.)

Exhibit B (cont.)

FIRST FLOOR FURNITURE

Training / Conference Room

1 Video projector

Room 4

1 Desk unit with wall cabinet

3 Office chairs

1 Two-drawer filing cabinet

1 White board

1 Two-drawer filing cabinet (wooden)

Room 8

1 Two-drawer filing cabinet (wooden)

Room 9

1 Desk unit

Room 10

1 Desk unit

Room 23

1 Oval table

SECOND FLOOR FURNITURE

Room 1 (Reception Area)

2 Two-drawer filing cabinet

Room 2

1 Desk unit with wall cabinet

1 Round table

1 Credenza

1 Diamond patterned Chair

1 Bookcase

Room 3

1 Desk unit with wall cabinet

1 Square table

3 Diamond patterned Chairs

1 Bookcase

1 Two-drawer filing cabinet

1 Reception table

Exhibit B (cont.)

Room 4

1 Oval desk/table

1 Four-drawer filing cabinet (credenza)

5 Diamond patterned Chairs

1 Two-drawer filing cabinet

1 Sofa and chair (matching)

Kitchen

1 GE Refrigerator

1 Sharp Microwave

Room 5

1 Desk unit with wall cabinet

1 Bookcase

2 Two-drawer filing cabinets

Room 6

1 Desk unit

1 Square table

1 White board

6 Diamond patterned Chairs

3 Bookcases

1 Four-drawer filing cabinet

Room 7

1 Desk unit with wall cabinet

1 Square table

4 Diamond patterned Chairs

1 Bookcase

1 Four-drawer filing cabinet

Cubicle 1

2 Desk units

2 Bookcases

Room 8

1 Desk unit with wall cabinet

1 Square table

1 White board

4 Diamond patterned Chairs

2 Bookcases

2 Two-drawer filing cabinet

Exhibit B (cont.)

Mailroom

1 Storage units

1 Floor cabinet

1 Typewriter stand

Cubicle 2

1 Desk unit

Cubicle 3

1 Desk unit

Room 9

1 Desk unit with wall cabinet

2 Diamond patterned Chairs

1 Bookcase

Room 10

1 Desk unit with wall cabinet

1 Two-drawer filing cabinet

1 Diamond patterned Chair

1 Bookcase

Cubicle 4

1 Desk unit

Cubicle 5

1 Desk unit

Room 11

1 Desk unit with wall cabinet

2 Diamond patterned Chairs

1 Bookcase

1 Five-drawer filing cabinet

Room 12

1 Desk unit with wall cabinet

2 Diamond patterned Chairs

1 Bookcase

Exhibit B (cont.)

Room 13

1 Desk unit with wall cabinet

1 Bookcase

Room 14

1 Desk unit with wall cabinet

1 Wooden storage unit

1 Bookcase

1 Two-drawer filing cabinet

Cubicle 6

1 Desk unit

Room 15

1 Wall cabinet

7 Bookcases

1 Five-drawer filing cabinet

1 Storage units

Room 16

1 Desk unit with wall cabinet

1 Five-drawer filing cabinet

Room 17

1 Desk unit with wall cabinet

1 White board w/ doors

1 Four-drawer filing cabinet

Room 18

1 Desk unit with wall cabinet

1 Bookcase

1 Four-drawer filing cabinet

Room 19

3 Bookcases

1 Four-drawer filing cabinet

Room 20

1 Desk unit with wall cabinet

2 Bookcases

Room 21

2 Five-drawer filing cabinets

Cubicle 7

1 Desk unit

Exhibit B (cont.)

2 Two-drawer filing cabinets

Room 22

1 Desk unit with wall cabinet

1 Bookcase

Room 23

1 Desk unit

File Room

10 Five-drawer filing cabinets

03 Four-drawer filing cabinets

Storage Room

6 Metal shelving units

3 Five-drawer filing cabinets

1 Three-drawer filing cabinet

2 Bookcases

2 Oval tables

1 Small conference table

4 Leather chairs

Exhibit “C”

Date

Name

Address

City, State Zip

Re: Commencement of Lease

Dear Madam/Sir:

This is to confirm that your lease commencement date is                 . Please acknowledge by signing this letter and returning a copy to me.

Thank you.

Very truly yours,

John F. McCarthy, III
President, Princeton
Gateway Corporation, Inc.
Corporate General Partner
McCarthy Associates Limited

Commencement Date: dd/mm/yy

Name:
Title:
Date:

EXHIBIT “D”

JANITORIAL SERVICES

DAILY

Empty trash and recycle

Remove spots/spills from carpet

Remove visible debris/litter from carpet

Spot clean desks and tables

Straighten chair/furniture

Turn off lights

WEEKLY

Dust desks and computer monitors

Vacuum carpet

Clean wastebaskets

Clean light fixtures and vents

Clean telephones

Clean walls, switch plates and baseboards

Dust file cabinets, partitions and bookshelves

Clean chairs

Clean doors

Clean tables

Dust pictures and surfaces over five feet

Dust window sills, ledges and radiators

Spot clean side light glass

RESTROOM CLEANING SPECIFICATIONS

DAILY

Sinks

Floors

Counters

Trash receptacle

Toilet/urinals

Dispensers

Door

Spot clean walls

Spot clean partitions

WEEKLY

Dust lights

Dust surfaces over five feet

Ceiling vents

Clean walls

Clean partitions

FLOOR CARE SPECIFICATIONS

DAILY

Spot clean carpets

Sweep VCT covered floors

WEEKLY

Burnish polished surfaces

MONTHLY

Machine scrub restroom floors

YEARLY

Strip and refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE

THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING

SPECIFICATIONS IS TO BE BORNE BY THE TENANT.

EXHIBIT “E”

BUILDING RULES AND REGULATIONS

LAST REVISION:

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him, her or it in a like manner as if originally prescribed.

1.              Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purposes other than ingress or egress to and from each tenant’s premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking and parking areas) in such a manner as Landlord deems appropriate.

2.              No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes or window blinds must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.              No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.              Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed; and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.              No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instruction materials on the walls of the Premises.

6.              Tenants shall not construct or maintain, use or operate in any part of the Building any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.              No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building other than a service animal performing a specified task.

8.              No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.              No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.       No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, or in any way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Skateboarding, rollerblading and rollerskating shall not be permitted in the Building or in the common areas of the Building or property.

11.       No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

12.       Tenant shall not place, install or operate on the Premises or in any part of the Building or property, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, toasters and/or vending machine) or place or use in or about the Premises, Building or property any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13.       No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrance vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lots areas, or toilets within the Building rest rooms.

14.       Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without the prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15.       All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

16.       Tenant shall not use the name of the Building or Landlord in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17.       Tenants must be responsible for all security access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18.       All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator, if such Freight Elevator exists in the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for tenant to the Building. Tenant shall procure and deliver a certificate of insurance from tenant’s movers which certificate shall name Landlord as an additional insured.

19.       Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

20.       Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves the right to require that all agents of contractors/vendors sign in and out of the Building.

21.       Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.

22.       Landlord may require, at its sole option, all persons entering the Building after 6:00 p.m. or before 7:00 a.m. Monday through Friday and at any time on holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23.       No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purposes of lodging, sleeping, or for any immoral or illegal purposes.

24.       No employees or invitees of tenant shall use the hallways, stairs, lobby or other common areas of the Building as lounging areas during “breaks” or during lunch periods.

25.       No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees or other persons.

26.       No mats, trash or other objects shall be placed in the public corridors, hallways, stairs or other common areas of the Building.

27.       Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space. Removal of these recyclable items will be by Landlord’s janitorial personnel.

28.       Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option may arrange for the work to be done at tenant’s expense.

29.       Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

30.       No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.       Tenant or tenant’s employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

32.       Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invites or visitors.

33.       No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

34.       Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35.       Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.       Landlord will be not responsible for lost or stolen personal property, equipment, money or jewelry from tenant’s area or common areas of the Building or property regardless of whether such loss occurs when area is locked against entry or not.

37.       Landlord will not permit entrance to tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38.       Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building, grounds and surrounding areas.

39.       Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.

40.       Tenant shall not use or permit the use of any portion of the Premise for outdoor storage.

Exhibit F

McCARTHY ASSOCIATES LIMITED

AGREEMENT OF LEASE

LANDLORD:	McCARTHY ASSOCIATES LIMITED

TENANT:	OMTHERA PHARMACEUTICALS, INC.

PREMISES:	7,841 rentable square feet on second floor as shown on Exhibit “A”

BUILDING:	Princeton Gateway Corporate Campus
707 State Road
Princeton, New Jersey 08540

DATED:	January , 2012

BASIC LEASE INFORMATION

Landlord:	McCarthy Associates Limited
	a New Jersey limited partnership
	353 Nassau Street
	Princeton, NJ 08540

Tenant:	Omthera Pharmaceuticals, Inc.
	a New Jersey corporation
	P. O. Box 7237
	Bedminster, NJ 07921

Commencement Date:	December 1, 2011

Rentable Area of Building:	37,966 rentable square feet

Rentable Area of Premises:	7,841 rentable square feet

Tenant’s Proportionate Share:	20.6%

Termination Date:	Third anniversary of the Commencement Date

Base Rent Per Year:	First Year:	$133,297.00 ($17.00/sq. ft.)
	Second Year:	$133,297.00 ($17.00/sq. ft.)
	Third Year:	$133,297.00 ($17.00/sq. ft.)

Base Rent Per Month:	First Year:	$11,108.08
	Second Year:	$11,108.08
	Third Year:	$11,108.08

Security Deposit:	$22,040.5

INITIALS:	/s/ TM III	/s/ CS
	Landlord	Tenant